UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2024

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	RH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders (the “Annual Meeting”) of RH held on June 27, 2024, RH’s shareholders voted on three proposals and cast their votes as described below. The proposals are set forth in RH’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on May 17, 2024.

Proposal 1: RH’s shareholders elected three (3) nominees to the Board of Directors, as Class III directors, each to hold office for a three-year term and until the annual meeting of shareholders in 2027 or until his or her successor is duly elected and qualified.

NAME	FOR	WITHHELD	BROKER NON-VOTES
Gary Friedman	14,371,243	539,302	1,368,215
Carlos Alberini	13,499,035	1,411,510	1,368,215
Keith Belling	13,234,237	1,676,308	1,368,215

Proposal 2: RH’s shareholders cast their votes, on a non-binding advisory basis, approving RH’s named executive officer compensation, as set forth below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
14,369,159	523,282	18,104	1,368,215

Proposal 3: RH’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as RH’s independent registered public accounting firm for the 2024 fiscal year, as set forth below.

FOR	AGAINST	ABSTAIN
16,182,583	83,897	12,280

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2024	By:	/s/ Jack Preston
Jack Preston
Chief Financial Officer